                                                                  EXHIBIT NO. 11


                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE


                                                 Year Ended
                                              December 31, 1998
                                             --------------------
                                                        Earnings
                                             Shares     Per Share
                                             ------     ---------
                                               (In Thousands)
Basic Weighted Average Shares Outstanding     3,185       $0.73
                                              =====       =====

Diluted
  Average Shares Outstanding                  3,185
  Common Stock Equivalents                      167
                                              -----

                                              3,352       $0.69
                                              =====       =====


                                               Year Ended
                                             December 31, 1997
                                           --------------------

Basic Weighted Average Shares Outstanding     2,951       $0.88
                                              =====       =====

Diluted
  Average Shares Outstanding                  2,951
  Common Stock Equivalents                      305
                                              -----

                                              3,256       $0.80
                                              =====       =====
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